Exhibit 10.9

THIS INSTRUMENT WAS PREPARED BY AND

WHEN RECORDED MAIL TO:

DREW K. THEOPHILUS

BAIRD HOLM LLP

1500 WOODMEN TOWER

1700 FARNAM STREET

OMAHA, NE 68102

SPACE ABOVE THIS LINE FOR RECORDER’S USE

DEED OF TRUST, SECURITY AGREEMENT

FIXTURE FILING AND ASSIGNMENT OF LEASES AND RENTS

(Tennessee)

(Collateral Includes Fixtures)

BY

GREEN PLAINS GRAIN COMPANY, LLC, a Delaware limited liability company;

GREEN PLAINS GRAIN COMPANY TN LLC, a Delaware limited liability company; and

GREEN PLAINS ESSEX INC., an Iowa corporation

as Trustor

TO

W. Stanworth Harris,

as Trustee

for the benefit of

METROPOLITAN LIFE INSURANCE COMPANY,

a New York corporation,

as Beneficiary

October 28, 2011

THIS DEED OF TRUST IS AN OPEN-END DEED OF TRUST AND SECURES OPTIONAL AND OBLIGATORY FUTURE ADVANCES AND IS FOR COMMERCIAL PURPOSES AS DESCRIBED IN TENN. CODE ANN. § 47-28-104(b).

THE PREMISES CONVEYED INCLUDE FIXTURES RELATED TO THE REAL ESTATE DESCRIBED HEREIN, AND THIS DEED OF TRUST CONSTITUTES A FIXTURE FILING PURSUANT TO TENN. CODE ANN. §47-9-502(c). Maximum principal indebtedness for Tennessee recording tax purposes is $ 13,710,000.00.

DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING AND ASSIGNMENT OF LEASES AND RENTS

(COLLATERAL INCLUDES FIXTURES)

Executed in counterparts to allow for simultaneous filing

This Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents (the “Deed of Trust”) is dated as of October 28, 2011, and is executed by GREEN PLAINS GRAIN COMPANY, LLC, a Delaware limited liability company; GREEN PLAINS GRAIN COMPANY TN LLC, a Delaware limited liability company; and GREEN PLAINS ESSEX INC., an Iowa corporation (each individually and collectively, “Trustor”), evidencing Trustor’s conveyance with power of sale to W. Stanworth Harris, as Trustee (“Trustee”), a resident of the State of Tennessee whose address is 325 N. Parkway, Jackson, TN 38305 for the benefit of METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (“Beneficiary”).

WITNESSETH:

WHEREAS, Trustor has executed a Secured Promissory Note in the original principal amount of $30,000,000.00, with a final payment due on November 1, 2021 in favor of Beneficiary (the “Note”); and

WHEREAS, Trustor has agreed to secure its obligations to Beneficiary hereunder by executing this Deed of Trust in favor of the Trustee for the benefit of Beneficiary, in trust with POWER OF SALE pursuant to the provisions of the Tennessee law burdening the real and personal property described below, and by granting, or causing to be granted, to Beneficiary the other liens and security interests herein described;

NOW, THEREFORE, in order to secure the full and punctual payment and performance of all present and future Obligations (as hereafter defined), Trustor has agreed to execute and deliver this Deed of Trust and to grant a mortgage lien and continuing security interest in and to the Mortgaged Property (as hereinafter defined), all upon the following terms and conditions:

ARTICLE 1 - DEFINITIONS; DEED OF TRUST TO SECURE OBLIGATIONS

Section 1.1 Definitions. Capitalized terms not otherwise defined in this Deed of Trust shall have the meanings set forth in the Loan Agreement. In addition to other terms defined herein, certain defined terms are set forth in Exhibit “A” attached hereto.

Section 1.2 Grant. In order to secure the Obligations, Trustor hereby mortgages, grants, assigns, bargains, sells and conveys to Trustee, its successors and assigns, in trust, WITH POWER OF SALE and right of entry and possession, and does hereby grant unto Trustee for the benefit of Beneficiary a continuing security interest in, (a) the real property (herein called the “Land”) described in Exhibit “B” which is attached hereto and incorporated herein by reference for all purposes, and (i) all improvements now or hereafter situated or to be situated on the Land (herein together called the “Improvements”); and (ii) all right, title and interest of Trustor in and to (1) all streets, roads, alleys, easements, rights-of-way, privileges, hereditaments, appurtenances, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining to the Land or the Improvements; (2) all of Trustor’s present and future estate, right, title and interest in and to all accretion, avulsion, riparian rights, water rights, waters, water courses, whether now owned or hereafter acquired by Trustor; (3) the reversion(s), remainder(s), possession(s), claims and demands of Trustor in and to the same, and the rights of Trustor in and to the benefits of any conditions, covenants and restrictions now or hereafter affecting said real property, together with all estate, right, title and interest, including, without limitation, leasehold interests, that Trustor now has or may hereafter acquire, and (4) any strips or gores between the Land and abutting or adjacent properties (the Land, Improvements and other rights, titles and interests referred to in this clause (a) being herein sometimes collectively called the “Premises”); (b) all things now or hereafter affixed to or located upon or used in connection with the Land, including, without limitation, all buildings, structures and Improvements of every kind and description now or hereafter erected or placed thereon, all apparatus, furnishings, furniture, fixtures, machinery, equipment, appliances, systems, building materials and personal property of every kind and nature whatsoever, now owned or hereafter acquired by Trustor, which are or shall be attached to, or used for the operation or maintenance of, said buildings, structures or Improvements located on the Land, or which are or shall be located in, on or about the Land, or which, wherever located, are used or intended to be used in or in connection with the construction, fixturing, equipping, furnishing, use, transportation of personal property to or from, operation or enjoyment of the Land or the Improvements thereon, and all permits, licenses, franchises, contract rights, management contracts or agreements, warranties, guaranties, authorities, certificates and leasehold interests, now or hereafter owned by Trustor and relating to the ownership use, operation, maintenance or enjoyment of the Land, the Improvements thereon, and the fixtures, equipment and personal property described above; and also including all extensions, additions, accessions, substitutions, improvements, betterments, renewals, renovations, repairs, replacements, products and proceeds of any of the foregoing, together with the benefit of any deposits or payments now or hereafter made by Trustor or on its behalf in connection with any of the foregoing, including all bridges, irrigation pumps, electric motors, engines, pipes, sprinklers, center pivot systems, control panels, accessories and accessions, and all other irrigation equipment connected therewith now or hereafter placed or installed, together with all water and watering rights of every kind and description, on the Land described herein; all accessories and accessions to fully operate grain handling facilities, storage warehouses, equipment sheds and shop buildings, including but not limited to office equipment, scales, compressors, engines, motors, control panels, conveyors, load-out equipment and all improvements, fixtures and appurtenances on or related to the Land described herein; scales, office equipment, computer equipment and software, fuel and water tanks, fuel and water metering and pumping equipment, fire prevention equipment, pneumatic equipment, compressors, engines, motors, control panels, conveyors, baling equipment, load-out equipment on or related to the Land described herein; provided, however, that expressly excluded from the security interest hereby created are all vehicles and rolling stock owned by Trustor, all personal property and equipment not owned by Trustor (including, but not limited to, leased property) located on the Land (collectively, the “Excluded Collateral”); and all of such things, other than the Excluded Collateral, whether now hereafter placed thereon or used in connection therewith or whether now owned or hereafter acquired by Trustor, or used in or necessary to the complete and proper planning, development, use, occupancy or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use or installation in or on the Land or the Improvements, and all renewals and replacements of, substitutions for and additions to the foregoing (the properties referred to in this clause (b) being herein sometimes collectively called the “Accessories”); (c) all of (i) Trustor’s rights, but not liability for any breach by Trustor, under all insurance policies and other contracts and general intangibles (including but not limited to trademarks, trade names and symbols) related to the Premises or the Accessories or the operation thereof; (ii) deposits (including but not limited to Trustor’s rights in tenants’ security deposits, deposits with respect to utility services to the Premises, and any deposits or reserves hereunder or under any other Credit Document for taxes, insurance or otherwise), money, accounts, instruments, documents, notes and chattel paper arising from or by virtue of any transactions related to the Premises or the Accessories; (iii) permits, licenses, franchises, certificates, development rights, commitments and rights for utilities, and other rights and privileges obtained in connection with the Premises or the Accessories; (iv) leases, rents, royalties, bonuses, issues, profits, revenues and other benefits of the Premises and the Accessories (without derogation of Article 3 hereof); (v) oil, gas and other hydrocarbons and other minerals produced from or allocated to the Land and all products processed or obtained therefrom and the proceeds thereof; and (vi) engineering, accounting, title, legal, and other technical or business data concerning the Mortgaged Property (as defined below) which are in the possession of Trustor or in which Trustor can otherwise grant a security interest; and (d) all (i) proceeds of or arising from the properties, rights, titles and interests referred to above in this Section 1.2, including but not limited to proceeds of any sale, lease or other disposition thereof, proceeds of each policy of insurance relating thereto (including premium refunds and including the right to receive proceeds attributable to the insurance loss of the Premises), proceeds of the taking thereof or of any rights appurtenant thereto, including change of grade of streets, curb cuts or other rights of access, by eminent domain or transfer in lieu thereof for public or quasi-public use under any law, and proceeds arising out of any damage thereto; and (ii) other interests of every kind and character which Trustor now has or hereafter acquires in, to or for the benefit of the properties, rights, titles and interests referred to above in this Section 1.2 and all property used or useful in connection therewith, including but not limited to rights of ingress and egress and remainders, reversions and reversionary rights or interests; and if the estate of Trustor in any of the property referred to above in this Section 1.2 is a leasehold estate, the lien and security interest created hereby shall encumber and extend to all other or additional title, estates, interests or rights which are now owned or may hereafter be acquired by Trustor in or to the property demised under the lease creating the leasehold estate. All of the foregoing real and personal property and intangible rights covered by and subject to this Deed of Trust are herein collectively referred to as the “Mortgaged Property”.

Section 1.3 Security Interest. Trustor hereby grants to Beneficiary a security interest in all of the Mortgaged Property which constitutes personal property subject to Article 9 of the Uniform Commercial Code or fixtures as defined therein (herein sometimes collectively called the “Collateral”). In addition to its rights hereunder or otherwise, Beneficiary shall have all of the rights of a secured party under Article 9 of the Uniform Commercial Code in force in any state to the extent the same is applicable law.

Section 1.4 Security for Obligations. This Deed of Trust secures all Obligations, including the full and punctual payment of the indebtedness evidenced by the Note in the aggregate principal face amount of Thirty Million and No/100 Dollars ($30,000,000.00), with interest thereon at the rates therein provided in the Note, with a stated maturity of November 1, 2021, together with any and all renewals, modifications, consolidations and extensions of the indebtedness evidenced by the Note, any and all additional advances made by Beneficiary to protect or preserve the Mortgaged Property, any and all future advances as may be made by Beneficiary, including any future advances set forth in Section 1.6 or advances under Section 1.7.

Section 1.5 Purpose. This Deed of Trust and the Obligations are executed and incurred for business or agricultural purposes and not for personal, household or family purposes.

Section 1.6 Future Advances and Expenses. This Deed of Trust also secures the repayment of all advances that Beneficiary may extend to Trustor under the Loan Agreement and the other Credit Documents. In addition this Deed of Trust secures the repayment of all amounts expended by Beneficiary to perform Trustor’s covenants under this Deed of Trust or maintain, preserve, or dispose of the Mortgaged Property, together with interest thereon from date of expenditure until repaid.

Section 1.7 Advances. This Deed of Trust is subject to the terms of the Loan Agreement, which is a loan agreement between Trustor and Beneficiary. Trustor acknowledges that in the event the Loan will be used for the purchase of the Mortgaged Property, Beneficiary may impose any reasonable restrictions or conditions in order to insure that this Deed of Trust remains senior in priority to all other liens and encumbrances, including, but not limited to mechanics’ and materialmen’s liens. The Loan represented by the Credit Documents matures on the dates indicated in the recitals above. The Note and Loan Agreement requires Trustor to make payments to Beneficiary on the terms provided therein. All of the advances under this Deed of Trust will be for commercial purposes.

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE MAXIMUM PRINCIPAL AMOUNT SECURED BY THIS DEED OF TRUST, INCLUDING ANY FUTURE DEBTS, ADVANCES, LIABILITIES OR OBLIGATIONS, NOT INCLUDING, HOWEVER, INTEREST, COSTS, EXPENSES, ATTORNEYS’ FEES AND OTHER CHARGES, OR ANY SUMS ADVANCED FOR THE PROTECTION OF THE MORTGAGED PROPERTY OR BENEFICIARY’S INTEREST THEREIN, SHALL NOT EXCEED $                    ; PROVIDED, HOWEVER, THAT NOTHING CONTAINED HEREIN SHALL CONSTITUTE A COMMITMENT TO MAKE ADDITIONAL OR FUTURE LOANS OR ADVANCES IN ANY AMOUNT.

TRUSTOR HEREBY ACKNOWLEDGES ITS RIGHT, PURSUANT TO THE TERMS OF THE LOAN AGREEMENT, TO REDUCE THE LIMIT ON THE MAXIMUM AMOUNT THE SECURED OBLIGATIONS SECURED BY THIS DEED OF TRUST.

ARTICLE 2 - REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.1 Trustor represents, warrants, and covenants as follows:

(a) Payment and Performance. Trustor will make due and punctual payment of the Obligations. Trustor will timely and properly perform and comply with all of the covenants, agreements, and conditions imposed upon it by this Deed of Trust and the other Credit Documents and will not permit a default to occur hereunder or thereunder. Time shall be of the essence in this Deed of Trust.

(b) Title and Permitted Encumbrances. Trustor has, in Trustor’s own right, and Trustor covenants to maintain, good, valid and merchantable title to the Mortgaged Property, free and clear of all liens, charges, claims, security interests, and encumbrances except for Permitted Encumbrances. Trustor, and Trustor’s successors and assigns, will warrant and forever defend title to the Mortgaged Property, subject as aforesaid, to Beneficiary against the claims and demands of all persons claiming or to claim the same or any part thereof. Trustor will punctually pay, perform, observe and keep all covenants, obligations and conditions in or pursuant to any Permitted Encumbrance and will not modify or permit modification of any Permitted Encumbrance without the prior written consent of Beneficiary. Inclusion of any matter as a Permitted Encumbrance does not constitute approval or waiver by Beneficiary of any existing or future violation or other breach thereof by Trustor, with respect to the Mortgaged

Property or otherwise. No part of the Mortgaged Property constitutes all or any part of the homestead of Trustor. If any right or interest of Beneficiary in the Mortgaged Property or any part thereof shall be endangered or questioned or shall be attacked directly or indirectly, Beneficiary (whether or not named as a party to legal proceedings with respect thereto) is hereby authorized and empowered to take such steps as in its discretion may be proper for the defense of any such legal proceedings or the protection of such right or interest of Beneficiary, including but not limited to the employment of independent counsel, the prosecution or defense of litigation, and the compromise or discharge of adverse claims. All expenditures so made of every kind and character shall be an Obligation (which Obligation Trustor hereby promises to pay on demand of Beneficiary) owing by Trustor to Beneficiary, and Beneficiary shall be subrogated to all rights of the person receiving such payment.

(c) Taxes and Other Impositions. Trustor will pay, or cause to be paid, all taxes, assessments and other charges or levies imposed upon or against or with respect to the Mortgaged Property or the ownership, use, occupancy or enjoyment of any portion thereof, or any utility service thereto, as the same become due and payable, including but not limited to ad valorem taxes assessed against the Mortgaged Property or any part thereof, and shall deliver promptly to Beneficiary such evidence of the payment thereof as Beneficiary may require. Notwithstanding the foregoing, Trustor shall have the right to contest any such charges and any such contest shall not be considered a default under this Deed of Trust or any other Credit Documents, provided Trustor either provides a bond for the disputed matters in accordance with applicable law or establishes appropriate reserves for such matters.

(d) Insurance. Trustor, at its sole cost and expense, shall at all times, unless otherwise indicated, provide, maintain and keep in force:

(1) property insurance covering the Improvements, the Premises and Collateral against loss or damage from such causes of loss as are embraced by insurance policies of the type known as “Special Form/Open Perils/Special Perils” property insurance, including, without limitation, boiler coverage, and business interruption coverage, on a replacement cost basis with an Agreed Value Endorsement waiving coinsurance, all in an amount not less than the then full replacement cost of the Improvements and personal property constituting a part of the Mortgaged Property, without deduction for physical depreciation thereof;

(2) comprehensive general liability insurance insuring against claims for personal injury (including, without limitation, bodily injury or death), property damage liability and such other loss or damage from such causes of loss as are embraced by insurance policies of the type known as “Comprehensive General Liability” insurance, with a combined single limit of $1,000,000 per occurrence. Such insurance coverage shall be issued and maintained on an “occurrence” basis;

(3) flood insurance in an amount equal to the lesser of 100% of the full replacement cost of the Improvements, or the maximum amount of insurance obtainable; provided, however, that such insurance shall be required only when all or any portion of the Land is located within a 100-year flood plain or area designated as subject to flood by the Federal Emergency Management Agency or any other governmental agency, or when required by any federal, state or local law, statute, regulation or ordinance;

(4) In the event of the construction of any Improvements on the Mortgaged Property, builder’s risk insurance insuring against loss or damage from such causes of loss as are embraced by insurance policies of the type now known as “Builder’s Risks” property insurance (written on an “all risks” or “open perils” basis), including, without limitation, fire and extended coverage, and collapse of the Improvements (or any portion thereof) to agreed limits, all in form and substance acceptable to Beneficiary and (i) as to Improvements being or to be constructed with the proceeds of the Loan, in an amount not less than the completed value on a non-reporting form of the Improvements being constructed, (ii) as to property then subject to restoration pursuant to Section 2.1(h) or any restoration accomplished in connection with a condemnation, in an amount not less than the full replacement cost of such property, and (iii) as to any additional property then being constructed, in an amount not less than the completed value, on a non-reporting form, of the additional improvements then being constructed; provided, however, that such insurance shall be required only during the construction of the Improvements being financed hereby, and any period of restoration or any restoration accomplished in connection with a condemnation, or any subsequent period of construction of any additional Improvements; and

(5) Such other insurance and in such amounts, as may, from time to time, be reasonably required by Beneficiary against other insurable hazards or risks, including, but not limited to, environmental impairment liability coverage, nuclear reaction or radioactive contamination coverage and/or earthquake coverage, which hazards or risks at the time are commonly insured against, and provided such insurance is generally available, for property similarly situated, due regard being given to the height and type of building, its construction, use and occupancy.

Except as herein expressly provided otherwise, all policies of insurance required under this Section 2.1(d) shall be issued by companies, and be in form, amount, and content and have an expiration date, approved by Beneficiary and as to the policies of insurance required under subparagraph (1) of this Section 2.1(d), shall contain a Standard Non Contributory Mortgagee Clause or Lender’s Loss Payable Endorsement, or equivalents thereof, in form, scope and substance satisfactory to Beneficiary, in favor of Beneficiary, and as to policies of insurance required under subparagraph (1) of this Section 2.1(d), shall provide that the proceeds thereof (“Insurance Proceeds”) shall be payable to Beneficiary. Beneficiary shall be furnished a certificate of each policy required hereunder, which policy shall provide that the issuing company shall endeavor to notify Beneficiary in writing at least thirty (30) days’ prior to cancellation or modification of the policy. If requested by Beneficiary, Trustor shall also furnish to Beneficiary a copy of each such policy. At least thirty (30) days prior to expiration of any policy required hereunder, Trustor shall furnish Beneficiary appropriate proof of issuance of a policy continuing in force the insurance covered by the policy so expiring. Trustor shall furnish Beneficiary receipts for the payment of premiums on such insurance policies or other evidence of such payment reasonably satisfactory to Beneficiary in the event that such premiums have not been paid to Beneficiary pursuant to the terms of this Deed of Trust. In the event that Trustor does not deposit with Beneficiary a new policy of insurance with evidence of payment of premiums thereon at least thirty (30) days prior to the expiration of any policy, then Beneficiary may, but shall not be obligated to, procure such insurance and pay the premiums therefor and any money paid by Beneficiary for such premiums shall be reimbursed to Beneficiary in accordance with the terms of this Deed of Trust.

In the event of the foreclosure of this Deed of Trust or other transfer of the title to the Mortgaged Property in extinguishment, in whole or in part, of the Obligations, all right, title and interest of Trustor in and to any insurance policy, or premiums paid in connection with such policy or payments in satisfaction of claims or any other rights thereunder then in force, shall pass to the purchaser or grantee. Nothing contained herein shall prevent accrual of interest as provided in the Note on any portion of the Obligations to which the Insurance Proceeds are to be applied until such time as the Insurance Proceeds are actually received by Beneficiary and applied by Beneficiary to reduce the Obligations secured by this Deed of Trust. All of such insurance shall be subject to such deductibles as are approved by Beneficiary.

(e) Reserve for Insurance, Taxes and Assessments. [Intentionally omitted].

(f) Eminent Domain and Condemnation. Trustor shall notify Beneficiary immediately of any threatened or pending proceeding for eminent domain or condemnation affecting the Mortgaged Property or arising out of damage to the Mortgaged Property, and Trustor shall, at Trustor’s expense, diligently prosecute any such proceedings. Beneficiary shall have the right (but not the obligation) to participate in any such proceeding and to be represented by counsel of its own choice. Beneficiary shall be entitled to receive all sums which may be awarded or become payable to Trustor for the condemnation of the Mortgaged Property, or any part thereof, for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Trustor for injury or damage to the Mortgaged Property. Trustor shall, promptly upon request of Beneficiary, execute such additional assignments and other documents as may be necessary from time to time to permit such participation and to enable Beneficiary to collect and receipt for any such sums. All such sums are hereby assigned to Beneficiary, and shall, after deduction therefrom of all reasonable expenses actually incurred by Beneficiary, including attorneys’ fees, at Beneficiary’s option be (1) released to Trustor, or (2) applied (upon compliance with such terms and conditions as may be required by Beneficiary) to repair or restoration of the Mortgaged Property so affected, or (3) applied to the payment of the Obligations in such order and manner as Beneficiary, in its sole discretion, may elect whether or not due. In any event the unpaid portion of the Obligations shall remain in full force and effect and the payment thereof shall not be excused. Beneficiary shall not be, under any circumstances, liable or responsible for failure to collect or to exercise diligence in the collection of any such sum or for failure to see to the proper application of any amount paid over to Trustor. Beneficiary is hereby authorized, in the name of Trustor, to execute and deliver valid acquittance for, and to appeal from, any such award, judgment or decree. All costs and expenses (including but not limited to attorneys’ fees) incurred by Beneficiary in connection with any condemnation shall be an Obligation owing by Trustor (which Trustor hereby promises to pay on demand of Beneficiary) to Beneficiary pursuant to this Deed of Trust.

(g) Compliance with Legal Requirements. The Mortgaged Property and the use, operation and maintenance thereof and all activities thereon comply in all material respects with all applicable Legal Requirements (defined below). The Mortgaged Property is not dependent on any other property or premises or any interest therein other than the Mortgaged Property to fulfill any requirement of any Legal Requirement. No part of the Mortgaged Property constitutes a nonconforming use under any zoning law or similar law or ordinance. Trustor has obtained and shall preserve in force all requisite zoning, utility, building, health and operating permits from the governmental authorities having jurisdiction over the Mortgaged Property, except where the failure to have such permit would not have a material adverse effect on the Mortgaged Property or Trustor’s ability to pay the Obligations. If Trustor receives a notice or claim from any person that the Mortgaged Property, or any use, activity, operation or maintenance thereof or thereon, is not in compliance with any Legal Requirement, Trustor will promptly furnish a copy of such notice or claim to Beneficiary. Trustor has received no notice and has no knowledge of any such noncompliance. As used in this Deed of Trust: (i) the term “Legal Requirement” means any Law (defined below), agreement, covenant, restriction, easement, or condition (including, without limitation of the foregoing, any condition or requirement imposed by any federal, state, or local governmental body, or insurance or surety company), as any of the same now exists or may be changed or amended or come into effect in the future; and (ii) the term “Law” means any federal, state or local law, statute, ordinance, code, rule, regulation, license, permit, authorization, decision, order, injunction or decree, domestic or foreign.

(h) Maintenance; Repair and Restoration. Trustor will keep the Mortgaged Property in good order, repair, operation condition and appearance, causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of the Mortgaged Property to be misused, abused or wasted or to deteriorate. Trustor will not, without the prior written consent of Beneficiary, (i) remove from the Mortgaged Property any fixtures or personal property covered by this Deed of Trust except such as is replaced by Trustor by an article of equal suitability and value, owned by Trustor, free and clear of any lien or security interest (except that created by this Deed of Trust), or (ii) make any structural alteration to the Mortgaged Property or any other alteration thereto which impairs the value thereof. Trustor may remove items from the Mortgaged Property without the consent of Beneficiary which are worn out, undesirable, obsolete, disused or unnecessary for use in the operation of the Mortgaged Property and which are not of material value relative to the value of the Mortgaged Property. If any act or occurrence of any kind or nature (including any condemnation or any casualty for which insurance was not obtained or obtainable) shall result in damage to or loss or destruction of the Mortgaged Property, Trustor shall give prompt notice thereof to Beneficiary and Trustor shall promptly, at Trustor’s sole cost and expense and regardless of whether insurance or condemnation proceeds (if any) shall be available or sufficient for the purpose, commence and continue diligently to completion to restore, repair, replace and rebuild the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to the damage, loss or destruction.

(i) No Other Liens. Trustor will not, without the prior written consent of Beneficiary, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any mortgage, voluntary or involuntary lien, whether statutory or contractual, security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Mortgaged Property, or any part thereof, other than the Permitted Encumbrances, regardless of whether the same are expressly or otherwise subordinate to the lien or security interest created in this Deed of Trust, and should any of the foregoing become attached hereafter in any manner to any part of the Mortgaged Property without the prior written consent of the Beneficiary, Trustor will cause the same to be promptly discharged and released. Trustor will own all parts of the Mortgaged Property and, except as permitted by the Loan Agreement, will not acquire any fixtures, equipment or other property forming a part of the Mortgaged Property pursuant to a lease, license, security agreement or similar agreement, where by any party has or may obtain the right to repossess or remove same, without the prior written consent of Beneficiary.

(j) Operation of Mortgaged Property. Trustor will operate the Mortgaged Property in a good and workmanlike manner and will pay all fees or charges of any kind in connection therewith. Trustor will keep the Mortgaged Property occupied so as not to impair the insurance carried thereon. Trustor will not use or occupy or conduct any activity on, or allow the use or occupancy of or the conduct of any activity on, the Mortgaged Property in any manner which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto. Trustor will not initiate or permit any zoning reclassification of the Mortgaged Property or seek any variance under existing zoning ordinances applicable to the Mortgaged Property or use or permit the use of the Mortgaged Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or any other Legal Requirement. Except to the extent permitted by the Credit Documents and except for Permitted Encumbrances, Trustor will not impose any easement, restrictive covenant or encumbrance upon the Mortgaged Property, execute or file any subdivision plat or condominium declaration affecting the Mortgaged Property or consent to the annexation of the Mortgaged Property to any municipality, without the prior written consent of Beneficiary. Trustor will not do or suffer to be done any act whereby the value of any part of the Mortgaged Property may be lessened in any material respect. Trustor will preserve, protect, renew, extend and retain all material rights and privileges granted for or applicable to the Mortgaged Property. There shall be no extraction, removal or production of any sand and gravel from the surface or subsurface of the Land regardless of the depth thereof or the method of mining or extraction thereof without the prior written consent of Beneficiary. Trustor will cause all debts and liabilities of any character (including without limitation all debts and liabilities for labor, material and equipment and all debts and charges for utilities servicing the Mortgaged Property) incurred in the construction, maintenance, operation and development of the Mortgaged Property to be promptly paid.

(k) Status of Trustor; Suits and Claims; Credit Documents. If Trustor is a corporation, partnership, or other legal entity, Trustor is and will continue to be (i) duly organized, validly existing and in good standing under the laws of its state of organization, (ii) authorized to do business in, and in good standing in, each state in which the Mortgaged Property is located, and (iii) possessed of all requisite power and authority to carry on its business and to own and operate the Mortgaged Property. Each Credit Document executed by Trustor has been duly authorized, executed and delivered by Trustor, and the obligations thereunder and the performance thereof by Trustor in accordance with their terms are and will continue to be within Trustor’s power and authority (without the necessity of joinder or consent of any other person), are not and will not be in contravention of any Legal Requirement to which Trustor or the Mortgaged Property is subject, and do not and will not result in the creation of any encumbrance against any assets or properties of Trustor, or any other person liable, directly or indirectly, for any on the Obligations, except Permitted Encumbrances or as otherwise expressly contemplated by the Credit Documents. There is no suit, action claim, investigation, inquiry, proceeding or demand pending (or, to Trustor’s knowledge, threatened) which affects the Mortgaged Property (including, without limitation, any which challenges or otherwise pertains to Trustor’s title to the Mortgaged Properly) or the validity, enforceability or priority of any of the Credit Documents. There is no judicial or administrative action, suit or proceeding pending (or, to Trustor’s knowledge, threatened) against Trustor, or against any other person liable directly or indirectly for the Obligations, except as disclosed in writing to Beneficiary. The Credit Documents constitute legal, valid and binding obligations of Trustor (and of each guarantor, if any) enforceable in accordance with their terms, except as the enforceability thereof may be limited by Debtor Relief Laws (hereinafter defined) and except as the availability of certain remedies may be limited by general principles of equity. Trustor will not cause or permit any change to be made in its name, identity, state of organization, taxpayer identification number or corporate or partnership structure, unless Trustor shall have notified Beneficiary of such change prior to the effective date of such change, and shall have first taken all action required by Beneficiary for the purpose of further perfecting or protecting the lien and security interest of Beneficiary in the Mortgaged Property. Trustor’s principal place of business and chief executive office, and the place where Trustor keeps its books and records concerning the Mortgaged Property has been and will continue to be (unless Trustor notifies Beneficiary of any change in writing prior to the date of such change) the address of Trustor set forth in Section 6.26 below.

(l) Environmental Matters. Trustor will defend, indemnify and hold Beneficiary and its directors, officers, agents and employees harmless from and against all claims, demands, causes of action, liabilities, losses, costs and expenses (including, without limitations, costs of suit, reasonable attorneys’ fees and fees of expert witnesses) arising from or in connection with (i) the presence in, on or under or the removal from the Mortgaged Property of any hazardous substances or solid wastes (as hereafter defined), or any releases or discharges of any hazardous substances or solid wastes on, under or from such property, (ii) any activity carried on or undertaken on or off the Mortgaged Property, whether prior to or during the term of this Deed of Trust, and whether by Trustor or any predecessor in title or any officers, employees, agents, contractors or subcontractors of Trustor or any predecessor in title, or any third persons at any time occupying or present on the Mortgaged Property, in connection with the handling, use, generation, manufacture, treatment, removal, storage, decontamination, clean-up, transport or disposal of any hazardous substances or solid wastes at any time located or present on or under the Mortgaged Property, or (iii) any breach of any environmental representation, warranty or covenant under the terms of this Deed of Trust. The foregoing indemnity and hold harmless shall not apply to any such event (i) occurring after foreclosure by Beneficiary or a deed in lieu of foreclosure in favor of Beneficiary and (ii) caused by Beneficiary or any owner subsequent to Trustor. The foregoing indemnity shall further apply to any residual contaminations on or under the Mortgaged Property, or affecting any natural resources, and to any contamination of the Mortgaged Property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such hazardous substances or solid wastes, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances. The terms “hazardous substance” and “release” as used in this Deed of Trust shall have the meanings specified in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, “CERCLA”), and the terms “solid waste” and “disposal” (or “disposed”) shall have the meanings specified in the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, “RCRA”); and shall also include those substances regulated under any statutes or regulations adopted or promulgated by the State of Nebraska or the State of Tennessee or any agency or political subdivision thereof, including any statutes, ordinances, rules or regulations regulating or pertaining to hazardous substances or the protection of the environment; provided, in the event that the laws of the State of Nebraska or the State of Tennessee establish a meaning for “hazardous substance”, “release”, “solid waste” or “disposal” which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply. Without prejudice to the survival of any other agreements of Trustor hereunder, the provisions of this Section shall survive the final payment of all Obligations and the termination of this Deed of Trust and shall continue thereafter in full force and effect.

(m) Further Assurances. Trustor will, promptly on request of Beneficiary, (i) correct any defect, error or omission which may be discovered in the contents, execution or acknowledgment of this Deed of Trust or any other Credit Document; (ii) execute, acknowledge, deliver, procure and record and/or file such further documents (including, without limitation, further mortgages, security agreements, financing statements, continuation statements, and assignments of rents or leases) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Deed of Trust and the other Credit Documents, to more fully identify and subject to the liens and security interests hereof in any property intended to be covered hereby (including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Mortgaged Property) or as deemed advisable by Beneficiary to protect the lien or the security interest hereunder against the rights or interests of third persons; and (iii) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of Beneficiary to enable Beneficiary to comply with the requirements or requests of any agency having jurisdiction over Beneficiary or any examiners of such agencies with respect to the Obligations, Trustor or the Mortgaged Property. Trustor shall pay all costs connected with any of the foregoing, which shall be an Obligation owing by Trustor (which Trustor hereby promises to pay on demand of Beneficiary) to Beneficiary pursuant to this Deed of Trust.

(n) Fees and Expenses. Without limitation of any other provision of this Deed of Trust or of any other Credit Document and to the extent not otherwise prohibited by applicable law, Trustor will pay, and will reimburse to Beneficiary on demand to the extent paid by Beneficiary and reasonably required by Beneficiary: (i) all reasonable appraisal fees, filing and recording fees, taxes, brokerage fees and commissions, abstract fees, title search or examination fees, title policy and endorsement premiums and fees, Uniform Commercial Code search fees, escrow fees, reasonable attorneys’ fees, architect fees, construction consultant fees, environmental inspection fees, survey fees, and all other out-of-pocket costs and expenses of every character incurred by Trustor or Beneficiary in connection with the preparation of the Credit Documents, the evaluation, closing and funding of the Loan, and any and all amendments and supplements to this Deed of Trust or any other Credit Documents or any approval, consent, waiver, release or other matter requested or required hereunder or thereunder, or otherwise attributable or chargeable to Trustor as owner of the Mortgaged Property; and (ii) all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred or expended in connection with the exercise of any right or remedy, or the enforcement of any obligation of Trustor hereunder or under any other Credit Document.

(o) Books and Records, Inspection. Trustor will keep, and will allow Beneficiary at reasonable times to inspect, complete and accurate books and records with regard to the Mortgaged Property. All books and records relating to the Mortgaged Property shall at all times be located at Trustor’s address set forth in Section 6.26 or such other location agreeable to Beneficiary. Trustor shall be permitted to inspect the Mortgaged Property, from time to time, upon reasonable prior notice to Beneficiary.

(p) Taxes on this Deed of Trust. In the event of the enactment after this date of any law of any governmental entity applicable to Beneficiary, any promissory note given in connection therewith, the Mortgaged Property or this Deed of Trust deducting from the value of property for the purpose of taxation any lien or security interest thereon, or imposing upon Beneficiary the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Trustor, or changing in any way the laws relating to the taxation of mortgages or security agreements or debts secured by mortgages or security agreements or the interest of the

Beneficiary or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect this Deed of Trust, the Obligations or Beneficiary, then, and in any such event, Trustor, upon demand by Beneficiary, shall pay such taxes, assessments, charges or liens, or reimburse Beneficiary therefor, provided, however, that if in the opinion of counsel for Beneficiary (i) it might be unlawful to require Trustor to make such payment or (ii) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in such event, Beneficiary may elect, by notice in writing given to Trustor, to declare all of the Obligations to be and become due and payable sixty (60) days from the giving of such notice.

(q) Statement Concerning this Deed of Trust. Trustor shall at any time and from time to time furnish within seven (7) business days of request by Beneficiary a written statement in such form as may be required by Beneficiary stating that (i) this Deed of Trust and the other Credit Documents are valid and binding obligations of Trustor, enforceable against Trustor in accordance with their terms; (ii) the unpaid principal balance of the Obligations; (iii) the date to which interest on the Obligations is paid; (iv) that this Deed of Trust and the other Credit Documents have not been released, subordinated or modified; and (v) that there are no offsets or defenses against the enforcement of this Deed of Trust or any other Credit Document. If any of the foregoing statements are untrue, Trustor shall, alternatively, specify the reasons therefor.

(r) Authorization to file financing statements. Beneficiary authorizes Trustor to file such financing statements as Trustor deems necessary to perfect its security interest in the Collateral or to otherwise prevent its security interest therein from becoming unperfected and to amend or continue such financing statements. Beneficiary agrees to pay the costs and expenses incurred by Beneficiary in making such filings.

Section 2.2 Performance by Beneficiary on Trustor’s Behalf. Trustor agrees that, if Trustor fails to perform any act or to take any action which under any Credit Document Trustor is required to perform or take, or to pay any money which under any Credit Document Trustor is required to pay, and whether or not the failure then constitutes a default hereunder or thereunder, and whether or not there has occurred any default or defaults hereunder or the Obligations has been accelerated, Beneficiary, in Trustor’s name or its own name, may, but shall not be obligated to, perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by Beneficiary and any money so paid by Beneficiary shall be an Obligation owing by Trustor to Beneficiary (which obligation Trustor hereby promises to pay on demand of Beneficiary), and Beneficiary, upon making such payment, shall be subrogated to all of the rights of the person, entity or body politic receiving such payment. Beneficiary and its designees shall have the right, upon reasonable prior written notice to Trustor (no notice being required in the event of an emergency), to enter upon the Mortgaged Property at any time and from time to time for any such purposes. No such payment or performance by Beneficiary shall waive or cure any default or waive any right, remedy or recourse of Beneficiary. Any such payment may be made by Beneficiary in reliance on any statement, invoice or claim without inquiry into the validity or accuracy thereof. Each amount due and owing by Trustor to Beneficiary pursuant to this Deed of Trust shall bear interest, from the date such amount becomes due until paid, at the Default Rate, which interest shall be payable to Beneficiary on demand; and an such amounts, together with such interest thereon, shall automatically and without notice be a part of the Obligations. The amount and nature of any expense by Beneficiary hereunder and the time which paid shall be fully established by the certificate of Beneficiary or any of Beneficiary’s officers or agents.

Section 2.3 Absence of Obligations of Beneficiary with Respect to Mortgaged Property. Notwithstanding anything in this Deed of Trust to the contrary, including, without limitation, the definition of “Mortgaged Property” and/or the provisions of Article 3 hereof, (i) to the extent permitted by applicable law, the Mortgaged Property is composed of Trustor’s rights, title and interests therein but not Trustor’s obligations, duties or liabilities pertaining thereto, (ii) Beneficiary neither assumes nor shall have any obligations, duties or liabilities in connection with any portion of the items described in the definition of “Mortgaged Property” herein, either prior to or after obtaining title to such Mortgaged Property, whether by foreclosure sale, the granting of deed in lieu of foreclosure or otherwise, and (iii) Beneficiary may, at any time prior to or after the acquisition of title to any portion of the Mortgaged Property as above described, advise any party in writing as to the extent of Beneficiary’s interest therein and/or expressly disaffirm in writing any rights, interests, obligations, duties and/or liabilities with respect to such Mortgaged Property or matters related thereto. Without limiting the generality of the foregoing, it is understood and agreed that Beneficiary shall have no obligations, duties or liabilities prior to or after acquisition of title to any portion of the Mortgaged Property, as lessee under any lease or purchaser or seller under any contract or option unless Beneficiary elects otherwise by written notification.

ARTICLE 3 - ASSIGNMENT OF LEASES AND RENTS

Section 3.1 Assignment. As additional security for the Obligations, Trustor hereby absolutely, presently and unconditionally grants, assigns, transfers and pledges to Beneficiary all Rents (hereinafter defined) and all of Trustor’s rights in and under all Leases (hereinafter defined). Trustor shall have a revocable license (the “License”) to collect the Rents, subject to the provisions of Section 3.2 herein, until an event of default occurs under the Loan. Upon the occurrence of a default hereunder, Beneficiary shall have the right, power and privilege (but shall be under no duty) to terminate the License, demand possession of the Rents, which demand shall to the fullest extent permitted by applicable law be sufficient action by Beneficiary to entitle Beneficiary to immediate and direct payment of the Rents (including delivery to Beneficiary of Rents collected for the period in which the demand occurs and for any subsequent period), for application as provided in this Deed of Trust, all without the necessity of any further action by Beneficiary, including, without limitation, any action to foreclose the lien of this Deed of Trust or to obtain possession of the Land, Improvements or any other portion of the Mortgaged Property. Trustor hereby authorizes and directs the tenants under the Leases to pay Rents to Beneficiary upon written demand by Beneficiary, without further consent of Trustor, without any obligation to determine whether a default has in fact occurred and regardless of whether Beneficiary has taken possession of any portion of the Mortgaged Property, and the tenants may rely upon any written statement delivered by Beneficiary to the tenants. Any such payment to Beneficiary shall constitute payment to Trustor under the Leases, and Trustor hereby appoints Beneficiary as Trustor’s lawful attorney-in-fact for giving, and Beneficiary is hereby empowered to give, acquittance to any tenants for such payments to Beneficiary after a default. As used herein: (i) “Lease” means each existing or future lease, sublease (to the extent of Trustor’s rights thereunder) or other agreement under the terms of which any person has or acquires any right to occupy or use the Mortgaged Property, or any part thereof, or interest therein, and each existing or future guaranty of payment or performance thereunder, and all extensions, renewals, modifications and replacements of each such lease, sublease, agreement or guaranty; and (ii) “Rents” means all of the rents, revenue, income, profits and proceeds derived and to be derived from the Mortgaged Property or arising from the use of enjoyment of any portion thereof or from any Lease, including but not limited to liquidated damages following default under any such Lease, all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the Mortgaged Property, all of Trustor’s rights to recover monetary amounts from any tenant in bankruptcy including, without limitation, rights of recovery for use and occupancy and damage claims arising out of Lease defaults, including, rejections, under any applicable Debtor Relief Law (as hereinafter defined), together with any sums of money that may now or at any time hereafter be or become due and payable to Trustor by virtue of any and all royalties, overriding royalties, bonuses, delay rentals and any other amount of any kind or character arising under any and all present and all future oil, gas, mineral and mining leases covering the Mortgaged Property or any part thereof, and all proceeds and other amounts paid or owing to Trustor under or pursuant to any and all contracts all bonds relating to the construction or renovation of the Mortgaged Property.

Section 3.2 Covenants, Representations and Warranties Concerning Leases and Rents. Trustor covenants, represents and warrants that: (i) Trustor has good title to, and is the owner of the entire lessor’s interest in, the Leases and Rents (if any) hereby assigned and has the authority to assign them; (ii) all Leases (if any) are valid and enforceable, and in full force and effect, and are unmodified except as stated therein; (iii) unless otherwise stated in a Permitted Encumbrance, no Rents or Leases have been or will be assigned, mortgaged, pledged or otherwise encumbered and no other person has or will acquire any right, title or interest in such Rents or Leases; (iv) no Rents have been waived, released, discounted, set off or compromised in any material respect; (v) except as stated in the Leases, Trustor has not received any material amount of funds or deposits from any tenant for which credit has not already been made on account of accrued Rents; (vi) Trustor shall perform all of its obligations under the Leases and enforce the tenants’ obligations under the Leases to the extent enforcement is prudent under the circumstances; (vii) Trustor will not without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld, conditioned or delayed, enter into any Lease after the date hereof, or, in any material respect, waive, release, discount, set off, compromise, reduce or defer any Rent, receive or collect Rents more than one (1) year in advance, grant any rent-free period to any tenant, reduce any Lease term or waive, release or otherwise modify any other material obligation under any Lease, renew or extend any Lease except in accordance with a right of the tenant thereto in such Lease, approve or consent to an assignment of a Lease or a subletting of any part of the premises covered by a Lease, or settle or compromise any claim against a tenant under a Lease in bankruptcy or otherwise (if Beneficiary so requests, Trustor shall cause the tenant under any Lease consented to by Beneficiary to enter into a subordination agreement with Beneficiary satisfactory in the sole discretion of Beneficiary); (viii) promptly upon request by Beneficiary, Trustor shall deliver to Beneficiary executed originals of all Leases and copies of all records relating thereto; (ix) there shall be no extinguishment by confusion of the leasehold estates, created by the Leases, with ownership of the Land without the prior written consent of Beneficiary; and (x) Beneficiary may at any time and from time to time by specific written instrument intended for the purpose, unilaterally subordinate the lien of this Deed of Trust to any Lease, without joinder or consent of, or notice to, Trustor, any tenant or any other person, and notice is hereby given to each tenant under a Lease of such right to subordinate. No such subordination shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lienholder; and nothing herein shall be construed as subordinating this Deed of Trust to any Lease.

Section 3.3 No Liability of Beneficiary. Beneficiary’s acceptance of this assignment shall not be deemed to constitute Beneficiary a “mortgagee in possession,” nor obligate Beneficiary to appear in or defend any proceeding relating to any Lease or to the Mortgaged Property, or to take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under any Lease, or assume any obligation for any deposit delivered to Trustor by any tenant and not as such delivered to and accepted by Beneficiary. Beneficiary shall not be liable for any injury or damage to person or property in or about the Mortgaged Property, or for Beneficiary’s failure to collect or to exercise diligence in collecting Rents, but shall be accountable only for Rents that it shall actually receive. Neither the assignment of Leases and Rents nor enforcement of Beneficiary’s rights regarding Leases and Rents (including collection of Rents) nor possession of the Mortgaged Property by Beneficiary or by a keeper appointed at Beneficiary’s request nor Beneficiary’s consent to or approval of any Lease (nor all of the same), shall render Beneficiary liable on any obligation under or with respect to any Lease or constitute affirmation of, or any subordination to, any Lease, occupancy, use or option. If Beneficiary seeks or obtains any judicial relief regarding Rents or Leases, the same shall in no way prevent the concurrent or subsequent employment of any other appropriate rights or remedies nor shall same constitute an election of judicial relief for any foreclosure or any other purposes. Beneficiary neither has nor assumes any obligations as lessor or landlord with respect to any Lease. The rights of Beneficiary under this Article 3 shall be cumulative of all other rights of Beneficiary under the Credit Documents or otherwise.

ARTICLE 4 - DEFAULT

Section 4.1 Events of Default. The occurrence of anyone of the following shall be a default under this Deed of Trust (each a “default”):

(a) Failure to Pay Obligations. Any of the Obligations is not timely paid when due, on demand or otherwise.

(b) Nonperformance of Covenants. Any covenant, agreement or condition herein or in any other Credit Document (other than covenants otherwise addressed in another paragraph of this Section, such as covenants to pay the Obligations) is not fully and timely performed, observed or kept, and any such failure under this Deed of Trust is not cured within forty five (45) days after written notice thereof and any such failure under any other Credit Document is not cured within the applicable grace period (if any) provided for herein or in such other Credit Document

(c) Representations. Any statement, representation or warranty in any of the Credit Documents, or in any financial statement or any other writing heretofore or hereafter delivered to Beneficiary in connection with the Obligations is false, misleading or erroneous in any material respect on the date hereof or on the date as of which such statement, representation or warranty is made, and such statement, representation or warranty is not made true and correct (as of the time such corrective action is taken) within the applicable grace period (if any) provided for in such Credit Document.

(d) Bankruptcy or Insolvency. The owner of the Mortgaged Property or any person liable, directly or indirectly, for any of the Obligations (or any guarantor, general partner or joint venturer of such owner or other person):

(1) (i) Executes an assignment for the benefit of creditors, or takes any action in furtherance thereof; (ii) admits in writing its inability to pay, or fails to pay, its debts generally as they become due; (iii) as a debtor, files a petition, case, proceeding or other action pursuant to, or voluntarily seeks the benefit or benefits of: Title 11 of the United States Code as now or hereafter in effect or any other law, domestic or foreign, as now or hereafter in effect relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement, composition, extension or adjustment of debts, or similar laws affecting the rights of creditors (Title 11 of the United States Code and such other laws being herein called “Debtor Relief Laws”), or takes any action in furtherance thereof; or (iv) seeks the appointment of a receiver, trustee, custodian or liquidator of the Mortgaged Property or any part thereof or of any significant portion) of its other property; or

(2) Suffers the filing of a petition, case, proceeding or other action against it as a debtor under any Debtor Relief Law or seeking appointment of a receiver, trustee, custodian or liquidator of the Mortgaged Property or any part thereof or of any significant portion of its other property, and (i) admits, acquiesces in or fails to contest diligently the material allegations thereof, or (ii) the petition, case, proceeding or other action results in entry of any order for relief or order granting relief sought against it, or (iii) in a proceeding under the Federal Bankruptcy Code, the case is converted from one chapter to another, or

(3) Conceals, removes, or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which causes or increases its insolvency or which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of its property to or for the benefit or a creditor at a time when other creditors similarly situated have not been paid; or suffers or permits, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings.

(e) Transfer of the Mortgaged Property. Any sale, lease, conveyance, assignment, pledge, encumbrance, or transfer of all or any part of the Mortgaged Property or any interest therein, voluntarily or involuntarily, whether by operation of law or otherwise, without Beneficiary’s prior written consent, except: (i) sales or transfers items of the Accessories which have become obsolete or worn beyond practical use and which have been replaced by adequate substitutes, owned by Trustor, having a value equal to or greater than the replaced items when new; (ii) the grant, in the ordinary course of business, of a leasehold interest in a part of the Improvements to a tenant for occupancy, not in excess of one year and not containing a right or option to purchase and not in contravention of any provision of this Deed of Trust or of any other Credit Document; and (iii) Permitted Encumbrances. Beneficiary may, in its sole discretion, waive a default under this paragraph, but it shall have no obligation to do so, and any waiver may be conditioned upon such one or more of the following (if any) which Beneficiary may require: the grantee’s integrity, reputation, character, creditworthiness and management ability being satisfactory to Beneficiary in its sole judgment and grantee executing, prior to such sale or transfer, a written assumption agreement containing such terms as Beneficiary may require, a principal pay down on the Obligations (or any one or more thereof), an increase in the rate of interest payable upon the Obligations, a transfer fee, a modification of the term of the Obligations (or any one or more thereof), and any other modification of the Credit Documents which Beneficiary may require.

(f) Transfer of Ownership of Trustor. Unless previously approved in writing by Beneficiary in its sole discretion, the sale, pledge, encumbrance, assignment or transfer, voluntarily or involuntarily, whether by operation of law or otherwise, of any interest in Trustor except in strict accordance with the terms and provisions of the Credit Documents.

(g) Grant of Easement, Etc. Without the prior written consent of Beneficiary, which shall not be unreasonably withheld, conditioned or delayed, Trustor grants any easement (other than easements which are for utilities serving only the Premises and which do not, singly or in the aggregate, diminish the value of the Premises) or dedication, files any plat, condominium declaration, or restriction, or otherwise encumbers the Mortgaged Property, or seeks or permits any zoning reclassification or variance, unless such action is expressly permitted by the Credit Documents, is a Permitted Encumbrance or does not affect the Mortgaged Property.

(h) Abandonment. The owner of the Mortgaged Property abandons any part of the Mortgaged Property.

(i) Default Under Other Lien. A default or event of default occurs and has not been cured within the applicable grace period (if any) under any lien, security interest or assignment covering the Mortgaged Property or any part thereof (whether or not Beneficiary has consented, and without implying Beneficiary’s consent, to any such lien, security interest or assignment not created hereunder), or the holder of any such lien, security interest or assignment declares a default or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

(j) Eminent Domain. (i) Any governmental authority shall require, or commence any proceeding for, the demolition of any building or structure comprising a material part of the Premises, or (ii) there is commenced any proceeding to condemn or otherwise take pursuant to the power of eminent domain, or a contract for sale or a conveyance in lieu of such a taking is executed which provides for the transfer of, a material portion of the Premises, including but not limited to the taking (or transfer in lieu thereof) of any portion which would result in the blockage or substantial impairment of access or utility service to the Improvements or which would cause the Premises to fail to comply with any Legal Requirement.

(k) Destruction. The Mortgaged Property is so demolished, destroyed or damaged that, in the reasonable opinion of Beneficiary, it cannot be restored or rebuilt (1) with available funds, (2) to a profitable condition, (3) within a reasonable period of time, and (4) in accordance with Beneficiary’s requirements for restoration.

(l) Liquidation, Etc. The liquidation, termination, dissolution, merger, consolidation or failure to maintain good standing in the State of Nebraska (or in the State of its incorporation or organization) of the owner of the Mortgaged Property or any person obligated to pay any part of the Obligations, except for any merger, dissolution or consolidation of a wholly-owned subsidiary pursuant to which Trustor acquires all of the assets of such subsidiary.

(m) Enforceability; Priority. Any Credit Document shall for any reason without Beneficiary’s specific written consent cease to be in full force and effect, or shall be declared null and void or unenforceable in whole or in part, or the validity or enforceability thereof, in whole or in part, shall be challenged or denied by any party thereto other than Beneficiary; or the liens, mortgages or security interests of Beneficiary in any of the Mortgaged Property become unenforceable in whole or in part, or cease to be of the priority herein required, or the validity or enforceability thereof, in whole or in part, shall be challenged or denied by Trustor or any person obligated to pay any part of the Obligations.

(n) Other Credit Documents. A default or event of default occurs under the Loan Agreement or any Credit Document other than this Deed of Trust, and the same is not remedied within the applicable period of grace (if any) provided in such Credit Document.

The enumeration of specific events of default shall not impair the demand nature of any of the Obligations which by its terms or otherwise is payable on demand.

ARTICLE 5 - REMEDIES

Section 5.1 Certain Remedies. If a default shall occur, Beneficiary may (but shall have no obligation to) exercise any one or more of the following remedies:

(a) Acceleration. With respect to any Obligations other than any Obligation which is payable on demand, Beneficiary may at any time and from time to time declare any or all of such Obligations immediately due and payable and such Obligations shall thereupon be immediately due and payable, with presentment, demand, protest, notice or protest, notice of acceleration or of intention to accelerate or any other notice or declaration of any kind, all of which are hereby expressly waived by Trustor. Without limitation of the foregoing, upon the occurrence of a default described in clauses (i), (iii) or (iv) of paragraph (d)(1) or paragraph (d)(2) of Section 4.1 hereof, all Obligations shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, declaration or notice of acceleration or intention to accelerate, or any other notice, declaration or act of any kind, all of which are hereby expressly waived by Trustor.

(b) Enforcement of Assignment of Rents. From the date of default through the expiration of the last redemption period following the foreclosure of this Deed of Trust, Beneficiary may: (1) terminate the License and collect and/or sue for the Rents in Beneficiary’s own name, give receipts and releases therefor, and after deducting all expenses of collection, including attorneys’ fees and expenses, apply the net proceeds thereof to the Obligations in such manner and order as Beneficiary may elect and/or to the operation and management of the Mortgaged Property, including the payment of management, brokerage and attorneys’ fees and expenses; and (2) require Trustor to transfer all security deposits and records thereof to Beneficiary together with original counterparts of the Leases.

(c) Collection. Beneficiary may collect the outstanding Obligations with or without resorting to judicial process.

(d) Assembly of Collateral. Beneficiary may require Trustor to deliver and make available to Beneficiary any and all Collateral at a place reasonably convenient to Trustor and Beneficiary.

(e) Possession. Beneficiary may take immediate possession, management and control of the Mortgaged Property without seeking the appointment of a receiver.

(f) Receiver. Beneficiary may apply for and obtain, without notice and upon ex parte application, the appointment of a receiver for the Mortgaged Property without regard to Trustor’s financial condition or solvency, the adequacy of the Mortgaged Property to secure the payment or performance of the Obligations, or the existence of any waste to the Mortgaged Property.

(g) Foreclosure. Beneficiary may foreclose this Deed of Trust.

(h) Power of Sale. To the extent and in the manner permitted by the laws of the State of Tennessee, Beneficiary may require the Trustee, and the Trustee is hereby authorized and empowered to do any one or more of the following: (i) Enter upon and take possession of the Land without the appointment of a receiver, or an application therefor, employ a managing agent of the Land and operate or lease the same, either in its own name, or in the name of the Trustor, and receive the Rents and apply the same, after payment of all necessary charges and expenses, on account of the indebtedness secured hereby; and (ii) to sell all or part of the Land at public auction, to the highest bidder for cash, free from the equity of redemption, whether statutory or common law, the rights of homestead, dower, marital share, and all other rights and exemptions of every kind, all of which are hereby expressly waived, after giving notice of the time and place of such sale and of the Land to be sold, by publication of such notice at least three (3) different times in some newspaper published in the county and state where the sale is to be made (which shall be a county in which some part of the Land is situated), the first of which publications shall be at least twenty-one (21) days previous to said sale, and on the day and at the front door of the County Court House in the county and state where the sale is to be made, being the place fixed in said notice, between the hours of 10:00 a.m. and 2:00 p.m., which notice may be given before or after entry by the Trustee or as otherwise required by applicable law. The Trustor shall be provided with notice of such sale before the first date of publication as required by T.C.A. Section 35-5-101(e). The Trustee shall execute a conveyance to the purchaser in fee simple and deliver possession to the purchaser, which the Trustor warrants shall be given without obstruction, hindrance or delay. The Trustee may sell all or any portion of the Land, together or in lots or parcels, and may execute and deliver to the purchaser or purchasers of such Land a conveyance in fee simple. The Trustee making such sale shall receive the proceeds thereof and shall apply the same as set forth in Section 5.2 of this Deed of Trust. The sale or sales by the Trustee of less than the whole of the Land shall be without regard to any right of Trustor or any other person to the marshalling of assets and shall not exhaust the power of sale herein granted, and the Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Land shall be sold; and if the proceeds of such sale or sales of less than the whole of the Land shall be less than the aggregate of the Obligations secured hereby and the expenses thereof, this Deed of Trust and the lien, security interest and assignment hereof shall remain in full force and effect as to the unsold portion of the Land; provided, however, that Trustor shall never have any right to require the sale or sales of less than the whole of the Land, but the Beneficiary shall have the right at its sole election, to require the Trustee to sell less than the whole of the Land. The Beneficiary may bid and become the purchaser of all or any part of the Land at any such sale, and the amount of Beneficiary’s successful bid may be credited on the Obligations secured hereby. Any and all such sales and deeds shall be a perpetual bar, both in law and equity (including the statutory right of redemption), against Trustor and its heirs, successors and assigns, and all other persons claiming the Land or any part thereof, by, from, through or under Trustor. Immediately upon the filing of any foreclosure proceeding under this Deed of Trust, there shall be and become due and owing by Trustor all expenses incident to any foreclosure proceedings under this Deed of Trust. The Beneficiary or the Trustee may proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Land or any personal property under the judgment or decree of any court or courts of competent jurisdiction.

(i) Set-off. Beneficiary may set-off Trustor’s Obligations against any amounts due by Beneficiary to Trustor including, but not limited to, monies, instruments and deposit accounts maintained with Beneficiary.

(j) Collateral. Beneficiary may exercise all rights against the Collateral allowed a secured party under the Uniform Commercial Code or other applicable law, including without limitation to sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, at such price or prices as Beneficiary may deem satisfactory, and in connection with any such sale, Trustor hereby agrees that ten (10) days’ prior written notice of the time and place of any such sale or other intended disposition of any of the Collateral constitutes “reasonable notification” within the meaning of applicable provisions of the Uniform Commercial Code, except that shorter or no notice shall be reasonable as to any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Beneficiary may proceed under this Deed of Trust solely as to the real property interests, or solely as to the personal property interests, or as to both the real and personal property interests in accordance with its rights and remedies in respect of the real property interests.

(k) Lawsuits. Beneficiary may institute suits for collection of the Obligations, the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted. Beneficiary may commence an action against Trustor under Nebraska law for the recovery of any balance due under the Credit Documents which was not retired as a result of the exercise of any foreclosure proceedings or the power of sale granted herein.

(l) Termination of Commitment to Lend. Beneficiary may terminate any commitment or obligation to lend or disburse funds under any Credit Document.

(m) Other Rights and Remedies. Beneficiary may exercise any and all other rights and remedies which Beneficiary may have under the Credit Documents, under applicable law or otherwise.

The enumeration of the availability of specific remedies in the event of default shall not impair the demand nature of any of the Obligations which by its terms or otherwise is payable on demand. Beneficiary’s rights are cumulative and may be exercised together, separately and in any order. In the event that Beneficiary institutes an action seeking the recovery of any of the Mortgaged Property by way of a pre-judgment remedy in an action against Trustor, Trustor waives the posting of any bond which might otherwise be required.

Section 5.2 Proceeds of Foreclosure. Subject to applicable law, the proceeds of any sale held at the instance of the Beneficiary in foreclosure of the liens and security interests evidenced hereby shall be applied in such order or priority as the Beneficiary may elect, in its sole discretion, which may include the application thereof in accordance with the following: FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale, including but not limited to all reasonable attorneys’ fees and legal expenses, all court costs, commissions and charges of every character, and to the payment of the other Obligations, including specifically without limitation the principal, accrued interest, prepayment premium and attorneys’ fees due and unpaid on the Obligations and the amounts due and unpaid and owed to Beneficiary under this Deed of Trust, the order and manner of application to the terms in this clause FIRST to be in Beneficiary’s sole discretion; and SECOND, the remainder, if any there shall be, shall be paid to Trustor, or to Trustor’s heirs, representatives, successors or assigns, or such other persons (including the holder of any inferior lien) as may be entitled thereto by law; provided, however, that if Beneficiary is uncertain which person or persons are so entitled, Beneficiary may commence appropriate proceedings with respect to such remainder in any court of competent jurisdiction, and the amount of any attorneys’ fees, court costs and expenses incurred in such action shall be a part of the Obligations and shall be reimbursable (without limitation) from such remainder.

Section 5.3 Remedies Cumulative. All rights and remedies provided for herein and in any other Credit Document are cumulative of each other and of any and all other rights and remedies available under the law, and Beneficiary shall, in addition to the rights and remedies provided herein or in any other Credit Document, be entitled to avail itself of all such other rights and remedies as may now or hereafter exist under applicable law for the collection of the Obligations and the enforcement of the covenants herein and the foreclosure of the liens and security interest evidenced hereby, and the resort to any right or remedy provided for hereunder or under any such other Credit Document or provided under applicable law shall not prevent the concurrent or subsequent employment of any other appropriate right or rights or remedy or remedies.

Section 5.4 Beneficiary’s Discretion as to Security. Beneficiary may resort to any security given by this Deed of Trust or to any other security now existing or hereafter given to secure the payment of the Obligations, in whole or in part, and in such portions and in such order as may seem best to Beneficiary in its sole and uncontrolled discretion, and any such action shall not in anyway be considered as a waiver of any rights, benefits, liens or security interest evidenced by this Deed of Trust.

Section 5.5 Waiver of Homestead and Other Exemptions. Trustor hereby waives all homestead, dower or curtesy interest, redemption rights and appraisement rights or other exemptions to which Trustor would otherwise be entitled under any applicable law. Without limiting the generality of the foregoing, Trustor hereby expressly waives the equity of redemption and the statutory right of redemption pursuant to T.C.A. Section 66-8-101.

Section 5.6 Reimbursement of Amounts Expended by Beneficiary. Upon demand, Trustor shall immediately reimburse Beneficiary for all amounts (including attorney fees and legal expenses) expended by Beneficiary in the performance of any action required to be taken by Trustor or the exercise of any right or remedy of Beneficiary under this Deed of Trust, together with interest thereon at the Default Rate. These sums shall be included in the definition of Obligations herein and shall be secured by the interest granted herein.

ARTICLE 6 - MISCELLANEOUS

Section 6.1 Scope of Deed of Trust. This Deed of Trust is a mortgage of real property, a security agreement, and an absolute assignment of leases and rents, and also covers proceeds and fixtures.

Section 6.2 Effective as a Financing Statement, Fixture Filing. This Deed of Trust shall be effective as a financing statement. The mailing addresses of Trustor and Beneficiary are as set forth in Section 6.26 of this Deed of Trust. A carbon, photographic or other reproduction of this Deed of Trust or of any financing statement relating to this Deed of Trust shall be sufficient as a financing statement.

This instrument shall also be deemed to be a Fixture Filing within the meaning of the UCC, and for such purpose, the following information is given:

(a) Name and address of Debtor:	See Section 6.26
(b) Type of Organization:	Corporation/Limited Liability Company
(c) Jurisdiction of Organization:	Iowa/Delaware
(d) Name and address of Secured Party:	See Section 6.26
(e) Description of collateral:	See granting clause above
(f) Description of real estate to which the Collateral is attached or upon which it is or will be located:	See Exhibit “B” attached hereto.

Some of the above-described collateral is or is to become fixtures upon the above-described real estate, and this Fixture Filing is to be filed for record in the public real estate records.

Section 6.3 Notice to Account Debtors. In addition to the rights granted elsewhere in this Deed of Trust, Beneficiary may at any time notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness included in the Collateral to pay Beneficiary directly.

Section 6.4 Waiver by Beneficiary. Beneficiary may at any time and from time to time by a specific writing intended for the purpose: (a) waive compliance by Trustor with any covenant herein made by Trustor to the extent and in the manner specified in such writing; (b) consent to Trustor’s doing any act which hereunder Trustor is prohibited from doing, or to Trustor’s failing to do any act which hereunder Trustor is required to do, to the extent and in the manner specified in such writing; (c) release any part of the Mortgaged Property or any interest therein from the lien and security interest of this Deed of Trust; or (d) release any party liable, either directly or indirectly, for the Obligations or for any covenant herein or in any other Credit Document, without impairing or releasing the liability of any other party. No such act shall in any way affect the rights or powers of Beneficiary hereunder except to the extent specifically agreed to by Beneficiary in such writing.

Section 6.5 No Impairment of Security. The lien, security interest and other security rights of Beneficiary hereunder or under any other Credit Document shall not be impaired by any indulgence, moratorium or release granted by Beneficiary including, but not limited to, any renewal, extension or modification which Beneficiary may grant with respect to any Obligations, or any surrender, compromise, release, renewal, extension, exchange or substitution which Beneficiary may grant in respect of the Mortgaged Property, or any part thereof or any interest therein, or any release or indulgence granted to any endorser, guarantor or surety of any Obligations. The taking of additional security by Beneficiary shall not release or impair the lien, security interest or other security lights of Beneficiary hereunder or affect the liability of Trustor or of any endorser, guarantor or surety, or improve the right of any junior lienholder in the Mortgaged Property (without implying hereby Beneficiary’s Consent to any junior lien),

Section 6.6 Acts Not Constituting Waiver by Beneficiary. Beneficiary may waive any default without waiving any other prior or subsequent default. Beneficiary may remedy any default without waiving the default remedied. Neither failure by Beneficiary to exercise, nor delay by Beneficiary in exercising, nor discontinuance of the exercise of any right, power or remedy (including but not limited to the right to accelerate the maturity of the Obligations or any part thereof) upon or after any default shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Beneficiary of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Trustor therefrom shall in any event be effective unless the same shall be in writing and signed by Beneficiary and then such waiver or consent shall be effective only in the specific instance, for the purpose for which given and to the extent therein specified. No notice to nor demand on Trustor in any case shall of itself entitle Trustor to any other or further notice or demand in similar or other circumstances. Remittances in payment of any part of the Obligations other than in the required amount in immediately available U.S. funds shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Beneficiary in immediately available U.S. funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of Beneficiary. Acceptance by Beneficiary of any payment in an amount less than the amount then due on any Obligation shall be deemed an acceptance on account only and shall not in any way excuse the existence of a default hereunder.

Section 6.7 Trustor’s Successors. If the ownership of the Mortgaged Property or any part thereof becomes vested in a person other than Trustor, Beneficiary may, without notice to Trustor, deal with such successor or successors in interest with reference to this Deed of Trust and to the Obligations in the same manner as with Trustor, without in any way vitiating or discharging Trustor’s liability hereunder or for the payment or performance of the Obligations. No transfer of the Mortgaged Property, except to Beneficiary when expressly agreed to, no forbearance on the part of Beneficiary, and no extension of the time for the payment of the Obligations given by Beneficiary shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Trustor hereunder for the payment or performance of the Obligations or the liability of any other person hereunder for the payment of the Obligations. Each Trustor agrees that it shall be bound by any modification of this Deed of Trust or any of the other Credit Documents made by Beneficiary and any subsequent owner of the Mortgaged Property, with or without notice to such Trustor, and no such modifications shall impair the obligations of such Trustor under this Deed of Trust or any other Credit Document. Nothing in this Section 6.7 or elsewhere in this Deed of Trust shall be construed to imply Beneficiary’s consent to any transfer of the Mortgaged Property.

Section 6.8 Place of Payment. All Obligations which may be owing hereunder at any time by Trustor shall be payable at the place designated in the Note, as the case may be (or, if no such designation is made, at the address of Beneficiary indicated in Section 6.26).

Section 6.9 Subrogation to Existing Liens. To the extent that proceeds of the Obligations are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Mortgaged Property, such proceeds have been advanced by Beneficiary at Trustor’s request, and Beneficiary shall be subrogated to any and all rights, security interest and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, however remote, irrespective of whether said liens, security interests, charges or encumbrances are released, and all of the same are recognized as valid and subsisting and are renewed and continued and merged herein to secure the Obligations, but the terms and provisions of this Deed of Trust shall govern and control the manner and terms of enforcement of the liens, security interests, charges and encumbrances to which Beneficiary is subrogated hereunder. It is expressly understood that in consideration of the payment of such indebtedness by Beneficiary, Trustor hereby waives and releases all demands and causes of action for offsets and payments in connection with the said indebtedness.

Section 6.10 Application of Payments to Certain Obligations. If any part of the Obligations cannot be lawfully secured by this Deed of Trust or if any part of the Mortgaged Property cannot be lawfully subject to the lien and security interest hereof to the full extent of the Obligations, then all payments made shall, unless otherwise designated by the Beneficiary, be applied on the Obligations first in discharge of that portion thereof which is not secured by this Deed of Trust.

Section 6.11 Compliance with Usury Laws. It is the intent of Trustor and Beneficiary and all other parties to the Credit Documents to conform to and contract in strict compliance with applicable usury laws from time to time in effect. All agreements between Beneficiary and Trustor (or any other party liable with respect to any indebtedness under the Credit Documents) are hereby limited by the provisions of this Section 6.11 which shall override and control all such agreements, whether now existing or hereafter arising. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, chargeable, or received under this Deed of Trust, the Note delivered in connection therewith or any other Credit Document or otherwise, exceed the maximum non-usurious amount permitted by applicable law (the “Maximum Lawful Amount”). If, from any possible construction of any document, interest would otherwise by payable in excess of the Maximum Lawful Amount, any such construction shall be subject to the provisions of this Section 6.11 and such document shall ipso facto be automatically reformed and the interest payable shall be automatically reduced to the Maximum Lawful Amount, without the necessity of execution of any amendment or new document. If Beneficiary shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the Maximum Lawful Amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Obligations in the inverse order of its maturity and not to the payment of interest, or refunded to Trustor or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal. Any right to accelerate maturity of any of the Obligations does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Beneficiary does not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to Beneficiary shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the Maximum Lawful Amount.

Section 6.12 Marshalling. To the fullest extent allowed by applicable law, Trustor waives any right to require the marshalling of any assets constituting collateral for the Loan.

Section 6.13 Invalidity of Certain Provisions. A determination that any provision of this Deed of Trust is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and the determination that the application of any provision of this Deed of Trust to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

Section 6.14 Gender; Titles; Construction. Within this Deed of Trust, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. Titles appearing at the beginning of any subdivisions hereof are for convenience only, do not constitute any part of such subdivisions, and shall be disregarded in construing the language contained in such subdivisions. The use of the words “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” shall refer to this entire Deed of Trust and not to any particular Article, Section, paragraph or provision. The term “person” and words importing persons as used in this Deed of Trust shall include firms, associations, partnerships (including limited partnerships), joint ventures, trusts, corporations, limited liability companies, and other legal entities, including public or governmental bodies, agencies or instrumentalities, as well as natural persons.

Section 6.15 Reporting Compliance. Trustor agrees to comply with any and all reporting requirements applicable to the transactions secured by this Deed of Trust which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority, and further agrees upon written request of Beneficiary to furnish Beneficiary with evidence of such compliance.

Section 6.16 Beneficiary’s Consent. Except where otherwise expressly provided herein, in any instance hereunder where the approval, consent or the exercise of judgment of Beneficiary is required or requested, (i) the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Beneficiary, and Beneficiary shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner, regardless of the reasonableness of either the request or Beneficiary’s judgment, and (ii) no approval or consent of Beneficiary shall be deemed to have been given except by a specific writing intended for the purpose and executed by an authorized representative of Beneficiary.

Section 6.17 Trustor. Unless the context clearly indicates otherwise, as used in this Deed of Trust, “Trustor” means the Trustor named in the appearance clause of this Deed of Trust or any of them. The obligations of Trustor hereunder shall be joint and several. If any Trustor, or any signatory who signs on behalf of any Trustor, is a corporation, partnership or other legal entity, Trustor and any such signatory, and the person or persons signing for it, represent and warrant to Beneficiary that this instrument is executed, acknowledged and delivered by Trustor’s duly authorized representatives. If Trustor is an individual, no power of attorney granted by Trustor herein shall terminate on Trustor’s disability.

Section 6.18 Successors and Assigns. The terms, provisions, covenants and conditions hereof shall be binding upon Trustor, and the heirs, devisees, representatives, successors and assigns of Trustor, and shall inure to the benefit of the Beneficiary, its successors and assigns, and shall constitute covenants running with the Land. All references in this Deed of Trust to Trustor shall be deemed to include all such heirs, devisees, representatives, successors and assigns of Trustor.

Section 6.19 Modification or Termination. The Credit Documents may only be modified or terminated by a written instrument or instruments intended for that purpose and executed by the party against which enforcement of the modification or termination is asserted. Any alleged modification or termination which is not so documented shall not be effective as to any party.

Section 6.20 No Partnership, etc. The relationship between Beneficiary and Trustor is solely that of Beneficiary and Trustor. Beneficiary has no fiduciary or other special relationship with Trustor. Nothing contained in the Credit Documents is intended to create any partnership, joint venture, association or special relationship between Trustor and Beneficiary or in any way make Beneficiary a co-principal with Trustor with reference to the Mortgaged Property. All agreed contractual duties between or among Beneficiary and Trustor are set forth herein and in the other Credit Documents and any additional implied covenants or duties are hereby disclaimed. Any inferences to the contrary of any of the foregoing are hereby expressly negated.

Section 6.21 Power of Attorney. Trustor hereby appoints Beneficiary as its attorney-in-fact and upon any default hereunder authorizes Beneficiary to endorse Trustor’s name on all instruments and other documents pertaining to the Obligations. In addition, Beneficiary shall be entitled, but not required, to perform any action or execute any document required to be taken or executed by Trustor under this Deed of Trust. Beneficiary’s performance of such action or execution of such documents shall not relieve Trustor from any Obligation or cure any default under this Deed of Trust. The powers of attorney described in this action are coupled with an interest and are irrevocable.

Section 6.22 Collection Costs. If Beneficiary hires an attorney to assist in collecting any amount due or enforcing any right or remedy under this Deed of Trust, Trustor agrees to pay Beneficiary’s reasonable attorney fees and collection costs, including, but not limited to, costs incurred for copying, title reports, surveys, title abstract and all other costs incurred by Beneficiary in collecting the debt.

Section 6.23 Partial Release. Beneficiary directly (and without joinder of Trustee) or the Trustee upon written direction from the Beneficiary may release its interest in a portion of the Mortgaged Property by executing and recording one or more partial releases without affecting its interest in the remaining portion of the Mortgaged Property.

Section 6.24 Applicable Law. THE LAWS OF THE STATE OF NEBRASKA (EXCLUSIVE OF ITS CONFLICT OF LAW PRINCIPLES) SHALL GOVERN THE VALIDITY, ENFORCEABILITY, INTERPRETATION AND CONSTRUCTION OF ALL OF THE PROVISIONS OF THIS DEED OF TRUST AND THE OTHER CREDIT DOCUMENTS AND ALL ISSUES HEREUNDER AND THEREUNDER, INCLUDING (WITHOUT LIMITATION) THE DETERMINATION OF THE MAXIMUM LAWFUL RATE OF INTEREST THAT MAY BE CONTRACTED FOR, CHARGED OR RECEIVED WITH RESPECT TO THE OBLIGATIONS; PROVIDED, HOWEVER, THE LAWS OF THE STATE OF TENNESSEE SHALL GOVERN THE PROCEDURAL AND SUBSTANTIVE MATTERS RELATING TO THE CREATION, PERFECTION AND FORECLOSURE OF LIENS, AND ENFORCEMENT OF RIGHTS AND REMEDIES AGAINST THE MORTGAGED PROPERTY.

Section 6.25 Entire Agreement. The Credit Documents constitute the entire understanding and agreement between Trustor and Beneficiary with respect to the transactions arising in connection with the Obligations and supersede all prior written or oral understandings and agreements between Trustor and Beneficiary with respect to the matters addressed in the Credit Documents. Trustor hereby acknowledges that, except as incorporated in writing in the Credit Documents, there are not, and were not, and no persons are or were authorized by Beneficiary to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Credit Documents.

Section 6.26 Notices. All notices, consents, approvals, elections and other communications (collectively “Notices”) hereunder shall be in writing (whether or not the other provisions of this Deed of Trust expressly so provide) and shall be deemed to have been duly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or courier service to the parties at the following addresses (or at such other addresses as shall be given in writing by any party to the others pursuant to this Section 6.26) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such Express Mail or courier service:

If to Trustor:	Green Plains Grain Company, LLC
Green Plains Grain Company TN LLC
Green Plains Essex Inc.
450 Regency Parkway, Suite 400
Omaha, NE 68114
Attention: Jerry L. Peters

With a copy to:	Michelle Mapes
General Counsel
Green Plains Renewable Energy
450 Regency Parkway, Suite 400
Omaha, NE 68114

If to Beneficiary:	Metropolitan Life Insurance Company
Agricultural Investments
10801 Mastin Blvd., Suite 930
Overland Park, KS 66210
Attention: Director

ARTICLE 7 - NON-UNIFORM COVENANTS

Section 7.1 Request for Notices. Each party to this Deed of Trust requests that a copy of any notice of default or any other notice of sale or any other notices that may be given pursuant to this Deed of Trust or otherwise be sent to the party at the address set forth herein, as provided by the applicable law of the State of Tennessee.

Section 7.2 Indemnification of Trustee. Except for gross negligence and willful misconduct, Trustee shall not be liable for any act or omission or error of judgment. Trustee may rely on any document believed by it in good faith to be genuine. All money received by Trustee shall, until used or applied as herein provided, be held in trust, but need not be segregated (except to the extent required by law), and Trustee shall not be liable for interest thereon. Trustor shall protect, indemnify and hold harmless Trustee against all liability and expenses which Trustee may incur in the performance of its duties hereunder.

Section 7.3 Actions by Trustee. At any time, or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed of Trust and the Note for endorsement, and without affecting the personal liability of any person for payment of the Obligations or the effect of this Deed of Trust upon the remainder of the Mortgaged Property, Trustee may take such actions as Beneficiary may request and which are permitted by this Deed of Trust or by applicable law.

Section 7.4 Substitution of Trustee. Beneficiary has the power and shall be entitled, at any time and from time to time, in its sole discretion and without cause, to remove Trustee or any successor trustee and to substitute and appoint another trustee or trustees (either corporate or individual) in the place and stead of Trustee or any successor trustee, by written instrument duly executed and recorded in the Office of the county recorder of the county or counties where the Mortgaged Property is situated, which instrument shall be conclusive proof of the proper substitution and appointment of such successor trustee or trustees, who shall have all the rights, title, estate, powers, duties and privileges of the predecessor trustee, without the necessity of any conveyance from such predecessor.

Section 7.5 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, TRUSTOR AND BENEFICIARY HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING AND/OR HEARING ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THE NOTE, THIS DEED OF TRUST OR ANY OF THE CREDIT DOCUMENTS, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION. NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. EACH PARTY HAS RECEIVED THE ADVICE OF COUNSEL WITH RESPECT TO THIS WAIVER.

ARTICLE 8 - NON-UNIFORM COVENANTS

Section 8.1 Title/Terminology/Form. This Deed of Trust is intended to be a first priority real estate lien document under the laws of the State of Tennessee, and it shall be characterized, enforced and interpreted accordingly, regardless of its title, terminology or form and any provisions which are inapplicable or unnecessary in the State may be disregarded as surplusage.

Section 8.2 Remedies.

(a) In that regard, any specific recitations in Articles 4 and 5 and Section 6.2, as to methods of enforcement, specific procedures, specific times and dates, and otherwise, are intended to conform to the laws of the State of Tennessee and, in the event of any inconsistency therewith, said provisions of Articles 4 and 5 and Section 6.2 shall be deemed to have been amended so as to be consistent in all respects with the laws of the State.

(b) Likewise, any constitutional, statutory or equitable debtor’s rights which could have been waived by Trustor, including but not limited to redemption, appraisement, marital and homestead, and rights to extend or delay any judicial sale or sale under a power, are considered and they hereby are waived.

Section 8.3 Indemnification. Trustor shall indemnify, defend and hold Beneficiary harmless from and against (i) any and all claims for brokerage, leasing, finder’s or similar fees which may relate to the Mortgaged Property or the Note and (ii) against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including, without limitation, attorneys’ fees and disbursements at the trial and all appellate levels) of whatever kind or nature which may be imposed on or incurred by Beneficiary at any time pursuant either to a judgment or decree or other order entered into by a court or administrative agency or to a settlement reasonably approved by Trustor, which judgment, decree, order or settlement related in any way to or arises out of the offer, sale or lease of the Mortgaged Property and/or the ownership, use, occupation or operation of any portion of the Mortgaged Property; provided that such indemnity shall not apply to Beneficiary’s own acts or omissions or those of its agents or employees acting in the scope of their agency or employment.

Section 8.4 No Credit for Taxes. Trustor will not claim or demand or be entitled to receive any credit or credits on the Obligations, or any part thereof, for any taxes (including, without limitation, so much of the taxes assessed against the Mortgaged Property as is equal to the tax rate applied to the Obligations, or any part thereof), and that no deduction shall be claimed from the taxable value of the Mortgaged Property by reason of this Deed of Trust.

Section 8.5 Effective Date. The effective date of this Deed of Trust shall be the date on the first page hereof, notwithstanding the fact that this Deed of Trust may have been executed and acknowledged on a date other than such date.

[NO FURTHER TEXT ON PAGE]

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the day and year first above written.

TRUSTOR:

By:	/s/ Jerry L. Peters
Its:	Chief Financial Officer

GREEN PLAINS GRAIN COMPANY TN LLC, a Delaware limited liability company

By:	/s/ Jerry L. Peters
Its:	Chief Financial Officer

GREEN PLAINS ESSEX INC., an Iowa corporation

By:	/s/ Jerry L. Peters
Its:	Chief Financial Officer

[NOTARY BLOCKS TO APPEAR ON FOLLOWING PAGE]

Corporate Acknowledgement

STATE OF Nebraska                )

COUNTY OF Douglas              )

Before me, Sharon Mize, of the state and county aforesaid, personally appeared Jerry Peters, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledge himself to be Chief Financial Officer of Green Plains Essex Inc., the within named bargainor, a corporation, and that Jerry Peters as such officer, being authorized so to do, executed the foregoing instrument for the purpose therein contained by signing the name of the corporation by himself as such officer.

WITNESS my hand and seal at office in Omaha, NE, this 28 day of October, 2011.

My commission expires:	/s/ Sharon Mize
10/28/14	Notary Public

[AFFIX NOTARIAL SEAL]

LLC Acknowledgement

STATE OF Nebraska               )

COUNTY OF Douglas             )

Before me, Sharon Mize, of the state and county aforesaid, personally appeared Jerry Peters, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledge himself to be Chief Financial Officer of Green Plains Grain Company TN LLC, the within named bargainor, a corporation, and that Jerry Peters as such officer, being authorized so to do, executed the foregoing instrument for the purpose therein contained by signing the name of the corporation by himself as such officer.

WITNESS my hand and seal at office in Omaha, NE, this 28 day of October, 2011.

My commission expires:	/s/ Sharon Mize
10/28/14	Notary Public

[AFFIX NOTARIAL SEAL]

STATE OF Nebraska               )

COUNTY OF Douglas             )

Before me, Sharon Mize, of the state and county aforesaid, personally appeared Jerry Peters, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledge himself to be Chief Financial Officer of Green Plains Grain Company LLC, the within named bargainor, a corporation, and that Jerry Peters as such officer, being authorized so to do, executed the foregoing instrument for the purpose therein contained by signing the name of the corporation by himself as such officer.

WITNESS my hand and seal at office in Omaha, NE, this 28 day of October, 2011.

My commission expires:	/s/ Sharon Mize
10/28/14	Notary Public

[AFFIX NOTARIAL SEAL]

EXHIBIT “A”

DEFINED TERMS

“Beneficiary” means Beneficiary, and its successors and assigns, including any subsequent holder of the Obligations.

“Collateral” has the meaning set forth in Section 1.3.

“Credit Documents” means, collectively, this Deed of Trust, the Loan Agreement, the Note and such other documents evidencing, governing, guaranteeing, securing or otherwise executed in connection with the Obligations, the Loan Agreement or this Deed of Trust, as they or any of them may have been or from time to time hereafter may be renewed, extended, supplemented, increased, amended, modified or restated.

“Deed of Trust” means this Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents, as the same may be renewed, extended, supplemented, increased, modified, amended or restated from time to time.

“Default Rate” has the meaning attributed to it in the Note and Loan Agreement.

“Loan Agreement” means that certain Loan Agreement, dated of even date with this Deed of Trust, executed by Trustor, as the same may have been or from time to time hereafter may be renewed, extended, supplemented, increased, amended, modified or restated.

“Obligations” means the obligation of the Trustor to (a) make payment of the principal of, interest and premiums on, and to perform all covenants, agreements, liabilities and obligations of the Trustor, under the Note, the Deed of Trust, the Loan Agreement and all other obligations of the Trustor under any other instrument given to secure the Note and any and all extensions and renewals thereof; (b) to perform any and all covenants, agreements, liabilities and obligations of Trustor, to Beneficiary, its successors and assigns, provided for or arising under this Deed of Trust; and (c) to make payment of all costs and expenses of collection, legal expenses and attorneys’ fees incurred by the Beneficiary, its successors and assigns, in the enforcement of the rights of the Beneficiary hereunder or in any litigation or bankruptcy proceeding for the protection of Beneficiary’s collateral and claim against Trustor.

“Permitted Encumbrances” means any of the following:

(i) liens, charges or other encumbrances for taxes and assessments which are not yet due and payable;

(ii) liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which Trustor shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

(iii) deposits, pledges or liens to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided, in each case, that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

(iv) liens, charges or encumbrances in favor of Beneficiary;

(v) liens, charges, or other encumbrances disclosed to and approved by Beneficiary in writing in connection with the Trustor’s arrangements for the acquisition and development of the Premises, including without limitation payments and rights-of-way for utilities, roads, drainage, cable, communications and similar purposes;

(vi) liens, charges, or other encumbrances set forth in a policy of mortgagee’s title insurance issued to Beneficiary, but only if expressly acknowledged and approved in writing by Beneficiary and in the case of any leases in favor of a Trustor, subordinated to the lien hereof; and

(vii) liens, charges or other encumbrances securing the Trustor’s obligations under that certain Credit Agreement dated as of even date herewith by and among the Trustor, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, as the same may be amended, modified, supplemented or restated from time to time.

“Promissory Note” means the Note described in the opening recitals, together with interest thereon, executed in accordance with the Loan Agreement and evidencing Trustor’s indebtedness to Beneficiary thereunder. The Note contains provisions for the interest rate therein to be adjusted from time to time.

“Uniform Commercial Code” means the Uniform Commercial Code in effect, and as amended from time to time hereafter, in the State of Nebraska.

3

EXHIBIT “B”

LAND

DESCRIPTION OF REAL PROPERTY

Reference for prior title is made to                      recorded on                         ,             , in Book             , Page              [or as Instrument No.                     ], in the Register’s office of                      County, Tennessee.